Nordson Corporation Reports Third Quarter Fiscal 2025 Results and Updates Full Year Guidance

Third Quarter Highlights:
•Sales were $742 million, an increase of 12% year-over-year
•Earnings per diluted share were $2.22
•Adjusted earnings per diluted share were $2.73, up 13% year-over-year
•Free cash flow conversion of 180% of net income
•Board of Directors approved a new $500 million share repurchase authorization
WESTLAKE, Ohio--(BUSINESS WIRE)--August 18, 2025--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal third quarter ended July 31, 2025. Sales were $742 million compared to the prior year’s third quarter sales of $662 million. The third quarter 2025 sales included a favorable acquisition impact of 8%, an organic sales increase of 2% and a favorable currency translation impact of 2%.
Net income was $126 million, or $2.22 of earnings per diluted share, compared to prior year’s third quarter net income of $117 million, or $2.04 of earnings per diluted share. Excluding charges associated with the exit of the medical contract manufacturing business and acquisition-related amortization and costs, third quarter adjusted net income was $155 million versus prior year adjusted net income of $138 million. Third quarter adjusted earnings per diluted share were $2.73, a 13% increase from the prior year adjusted earnings per diluted share of $2.41.
EBITDA in the third quarter was $239 million, or 32% of sales, an increase of 15% compared to prior year EBITDA of $208 million, or 31% of sales.

Commenting on the Company’s fiscal 2025 third quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “The Nordson team responded effectively to dynamic demand conditions in key end markets and delivered on its promises, realizing solid year-over-year organic growth in the quarter. In particular, the Advanced Technology Solutions segment delivered 15% organic sales growth. Operational excellence drove strong profit performance, increasing adjusted earnings per share by 13% and EBITDA by 15%. In this final full quarter of Atrion’s first year acquisition performance, our new employees again exceeded expectations and contributed to both sales and earnings results. Also this quarter, we maintained a strong balance sheet, delivering cash flow conversion of 180% of net income that we used to reduce debt, repurchase shares and return dividends to shareholders, while continuing to invest in the company.”
Third Quarter Segment Results
Industrial Precision Solutions sales of $351 million increased 1% from the prior year, inclusive of an organic sales decrease of 2% and favorable currency translation of 3%. The organic sales decrease was driven by weaker systems demand in polymer processing offsetting growth in most other product lines. Operating profit was $117 million, an increase of $2 million from the prior year. EBITDA in the quarter was $130 million, or 37% of sales, compared to prior year third quarter EBITDA of $131 million, or 37% of sales.
Medical and Fluid Solutions sales of $219 million increased 32% compared to the prior year third quarter, inclusive of an acquisition impact of 31% and a favorable currency impact of 1%. Organic sales were flat inclusive of the contract manufacturing business that is held for sale. Excluding the pending divestiture in both periods, organic sales increased 4% driven by medical fluid components and fluid solutions product lines. Operating profit was $53 million, an increase of $4 million from the prior year. Excluding acquisition costs and charges associated with the exit of the medical contract manufacturing business, operating profit was $65 million, an increase of $17 million from the prior year reflecting increased leverage of selling, general and administrative expenses in the core business, as well as contribution from the Atrion acquisition. EBITDA in the quarter was $83 million, or 38% of sales, up 34% versus the prior year third quarter EBITDA of $62 million, or 37% of sales.
Advanced Technology Solutions sales of $171 million increased 17% compared to the prior year third quarter, inclusive of an organic sales increase of 15% and favorable currency translation of 3%. The organic sales increase compared to prior year was driven by robust growth in electronics dispense product lines. Operating profit was $37 million, an increase of $11 million due to the strong conversion on increased organic sales. EBITDA in the quarter was $42 million, or 24% of sales, up 35% from the prior year third quarter EBITDA of $31 million, or 21% of sales.
Outlook
Backlog is down approximately 5% sequentially following a strong third quarter. This supports achieving the Company’s original full year sales and earnings guidance, assuming completion of the pending divestiture of the medical contract manufacturing business in the fourth quarter. Fiscal full year sales are now tracking slightly below the mid-point and full year adjusted earnings per share are now tracking slightly above the mid-point of our original guidance.

Reflecting on the full year outlook, Nagarajan said, “Following a strong third quarter, I am pleased that we are able to affirm our full year sales guidance and earnings expectations. NBS Next is driving organic growth by enhancing our new product vitality, best-in-class quality and delivery, while also empowering our teams to respond quickly to changing customer demand. Through our close-to-customer business model, diverse product portfolio and in-region, for-region manufacturing strategy, we have continuously demonstrated resilience and the ability to deliver solid growth and best-in-class profitability in varying market scenarios.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, August 21, 2025, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.
The Company’s definition of adjusted earnings excludes restructuring, business exit and acquisition related cost / amortization for both current and historical periods. It is not possible for the Company to identify the amount or significance of future adjustments associated with acquisition and integration costs, restructuring costs, acquisition-related amortization, certain non-operating or income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance to a comparable GAAP range.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic and political conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions and the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements, including changes in tariffs by the U.S. or other nations; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflicts in Europe and the Middle East, acts of terror, natural disasters and pandemics and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Nine Months Ended
	July 31, 2025	July 31, 2024	July 31, 2025	July 31, 2024
Sales	$741,509	$661,604	$2,039,867	$1,945,439
Cost of sales	334,992	292,603	923,550	862,134
Gross profit	406,517	369,001	1,116,317	1,083,305
Gross margin %	54.8%	55.8%	54.7%	55.7%

Selling & administrative expenses	206,539	201,943	606,642	588,196
Divestiture and related charges	12,211	—	12,211	—
Operating profit	187,767	167,058	497,464	495,109

Interest expense - net	(25,698)	(17,776)	(77,335)	(56,729)
Other income (expense) - net	(2,945)	152	(5,380)	(971)
Income before income taxes	159,124	149,434	414,749	437,409

Income taxes	33,340	32,107	81,909	92,293

Net income	$125,784	$117,327	$332,840	$345,116

Weighted-average common shares outstanding:
Basic	56,438	57,229	56,784	57,171
Diluted	56,728	57,624	57,084	57,620

Earnings per share:
Basic earnings	$2.23	$2.05	$5.86	$6.04
Diluted earnings	$2.22	$2.04	$5.83	$5.99

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	July 31, 2025	October 31, 2024

Cash and cash equivalents	$147,788	$115,952
Receivables - net	588,951	594,663
Inventories - net	459,251	476,935
Other current assets	91,275	87,482
Assets held for sale	39,583	—
Total current assets	1,326,848	1,275,032

Property, plant and equipment - net	525,604	544,607
Goodwill	3,306,432	3,280,819
Other assets	850,829	900,508
	$6,009,713	$6,000,966

Notes payable and debt due within one year	$336,078	$103,928
Accounts payable and accrued liabilities	436,223	424,549
Liabilities held for sale	10,807	—
Total current liabilities	783,108	528,477

Long-term debt	1,785,745	2,101,197
Other liabilities	459,075	439,100
Total shareholders' equity	2,981,785	2,932,192
	$6,009,713	$6,000,966

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	July 31, 2025	July 31, 2024
Cash flows from operating activities:
Net income	$332,840	$345,116
Depreciation and amortization	112,454	99,646
Divestiture and related charges	12,211	—
Other non-cash items	12,154	15,435
Changes in operating assets and liabilities and other	46,605	(385)
Net cash provided by operating activities	516,264	459,812

Cash flows from investing activities:
Additions to property, plant and equipment	(49,002)	(43,786)
Other - net	4,272	8,896
Net cash used in investing activities	(44,730)	(34,890)

Cash flows from financing activities:
Repayment of long-term debt - net	(94,664)	(244,355)
Repayment of finance lease obligations	(4,083)	(4,505)
Dividends paid	(133,008)	(116,789)
Issuance of common shares	5,419	29,142
Purchase of treasury shares	(218,194)	(34,105)
Net cash used in financing activities	(444,530)	(370,612)

Effect of exchange rate change on cash:	4,832	(4,665)
Net change in cash and cash equivalents	31,836	49,645

Cash and cash equivalents:
Beginning of period	115,952	115,679
End of period	$147,788	$165,324

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	July 31, 2025	July 31, 2024	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$350,784	$348,997	(2.0)%	—%	2.5%	0.5%
Medical and Fluid Solutions	219,465	166,737	(0.4)%	31.0%	1.0%	31.6%
Advanced Technology Solutions	171,260	145,870	14.6%	—%	2.8%	17.4%
Total sales	$741,509	$661,604	2.1%	7.8%	2.2%	12.1%

SALES BY GEOGRAPHIC REGION
Americas	$314,568	$287,016	(3.2)%	13.0%	(0.2)%	9.6%
Europe	186,620	179,370	(6.1)%	4.8%	5.3%	4.0%
Asia Pacific	240,321	195,218	17.4%	2.9%	2.8%	23.1%
Total sales	$741,509	$661,604	2.1%	7.8%	2.2%	12.1%

	Nine Months Ended		Sales Variance
	July 31, 2025	July 31, 2024	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$970,079	$1,031,717	(5.7)%	—%	(0.3)%	(6.0)%
Medical and Fluid Solutions	615,883	495,229	(7.1)%	31.5%	—%	24.4%
Advanced Technology Solutions	453,905	418,493	8.0%	—%	0.5%	8.5%
Total sales	$2,039,867	$1,945,439	(3.1)%	8.1%	(0.1)%	4.9%

SALES BY GEOGRAPHIC REGION
Americas	$874,868	$855,456	(10.0)%	13.1%	(0.8)%	2.3%
Europe	526,878	540,750	(8.7)%	5.0%	1.1%	(2.6)%
Asia Pacific	638,121	549,233	13.1%	3.1%	—%	16.2%
Total sales	$2,039,867	$1,945,439	(3.1)%	8.1%	(0.1)%	4.9%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2025	July 31, 2024	July 31, 2025	July 31, 2024
Net income	$125,784	$117,327	$332,840	$345,116
Income taxes	33,340	32,107	81,909	92,293
Interest expense - net	25,698	17,776	77,335	56,729
Other (income) expense - net	2,945	(152)	5,380	971
Depreciation and amortization	37,847	33,382	112,454	99,646
Inventory step-up amortization (1)	—	—	3,135	2,944
Severance and other (1)	451	2,536	16,725	4,615
Acquisition-related costs (1)	235	5,160	1,778	5,757
Divestiture and related charges (2)	12,211	—	12,211	—
EBITDA (non-GAAP) (3)	$238,511	$208,136	$643,767	$608,071
(1) Represents cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) Represents asset impairment and other charges associated with the exit of the medical contract manufacturing business.
(3) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as cost reduction actions, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
	July 31, 2025		July 31, 2024		July 31, 2025		July 31, 2024
SALES BY SEGMENT
Industrial Precision Solutions	$350,784		$348,997		$970,079		$1,031,717
Medical and Fluid Solutions	219,465		166,737		615,883		495,229
Advanced Technology Solutions	171,260		145,870		453,905		418,493
Total sales	$741,509		$661,604		$2,039,867		$1,945,439

OPERATING PROFIT
Industrial Precision Solutions	$116,720		$115,023		$308,153		$340,043
Medical and Fluid Solutions	52,500		48,374		150,241		143,467
Advanced Technology Solutions	36,877		26,032		86,558		65,029
Corporate	(18,330)		(22,371)		(47,488)		(53,430)
Total operating profit	$187,767		$167,058		$497,464		$495,109

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$—		$2,536		$9,823		$6,077
Medical and Fluid Solutions	12,968		—		19,589		—
Advanced Technology Solutions	(71)		—		3,217		2,078
Corporate	—		5,160		1,220		5,161
Total adjustments	$12,897		$7,696		$33,849		$13,316

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$13,410		$13,047		$38,477		$38,404
Medical and Fluid Solutions	17,685		13,553		54,193		40,822
Advanced Technology Solutions	4,740		4,841		14,058		14,509
Corporate	2,012		1,941		5,726		5,911
Total depreciation & amortization	$37,847		$33,382		$112,454		$99,646

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$130,130	37%	$130,606	37%	$356,453	37%	$384,524	37%
Medical and Fluid Solutions	83,153	38%	61,927	37%	224,023	36%	184,289	37%
Advanced Technology Solutions	41,546	24%	30,873	21%	103,833	23%	81,616	20%
Corporate	(16,318)		(15,270)		(40,542)		(42,358)
Total EBITDA	$238,511	32%	$208,136	31%	$643,767	32%	$608,071	31%

(1) Represents cost reduction actions, fees and non-cash inventory charges associated with acquisitions, and asset impairment and other charges associated with the exit of the medical contract manufacturing business.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as cost reduction actions, fees and non-cash inventory charges associated with acquisitions and business exit costs, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2025	July 31, 2024	July 31, 2025	July 31, 2024
GAAP AS REPORTED
Operating profit	$187,767	$167,058	$497,464	$495,109
Other / interest expense - net	(28,643)	(17,624)	(82,715)	(57,700)
Net income	125,784	117,327	332,840	345,116
Diluted earnings per share	$2.22	$2.04	$5.83	$5.99

Shares outstanding - diluted	56,728	57,624	57,084	57,620

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$3,135	$2,944
Acquisition costs	235	5,160	1,778	5,757
Severance and other	451	2,536	16,725	4,615
Divestiture and related charges	12,211	—	12,211	—

ACQUISITION AMORTIZATION OF INTANGIBLES	$20,092	$19,202	59,099	57,412

NON-OPERATING EXPENSE ADJUSTMENTS
Entity liquidation	$—	$—	$988	$—
Total adjustments	$32,989	$26,898	$93,936	$70,728

Adjustments net of tax	$29,084	$21,134	$78,451	$55,804
EPS effect of adjustments	$0.51	$0.37	$1.37	$0.97

NON-GAAP MEASURES-ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
Net income (1)	$154,868	$138,461	$411,291	$400,920
Diluted earnings per share (2)	$2.73	$2.41	$7.20	$6.96
(1) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items. Refer to the “Reconciliation of Non-GAAP measures - EBITDA” table for definition of adjustments to operating income.
(2) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - OPERATING CASH FLOW TO FREE CASH FLOW (Unaudited)
(Dollars in thousands)

	Year to Date
	July 31, 2025	April 30, 2025
Net cash provided by operating activities	$516,264	$278,292
Additions to property, plant and equipment	(49,002)	(37,439)
Free Cash Flow - Year to Date (1)	$467,262	$240,853

Free Cash Flow - Quarter to Date (1)	$226,409

Net Income - Year to Date	$332,840	$345,116
Free Cash Flow Conversion - Year to Date (2)	140%	70%

Net Income - Quarter to Date	$125,784
Free Cash Flow Conversion - Quarter to Date (2)	180%

	Year to Date
	July 31, 2024	April 30, 2024
Net cash provided by operating activities	$459,812	$294,964
Additions to property, plant and equipment	(43,786)	(21,907)
Free Cash Flow - Year to Date (1)	$416,026	$273,057

Free Cash Flow - Quarter to Date (2)	$142,969

(1) Free Cash Flow is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Net cash provided by operating activities minus Additions to property, plant and equipment.
(2) Free Cash Flow Conversion is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Free Cash Flow divided by Net Income.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS and EBITDA, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contact
Lara Mahoney
Vice President, Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com